Exhibit 10.1

Execution Copy

Agreement

This Agreement (the “Agreement”), dated as of December 17, 2012, is by and among the persons and entities listed on Schedule A (collectively, the “Corvex Group”), Keith A. Meister (“Designee”), Soros Fund Management LLC (“SFM”) and The ADT Corporation, a Delaware corporation (the “Company”).

Recitals

A. The Board of Directors (the “Board”) of the Company intends to increase the size of the Board from eight to nine members and to appoint Designee as director to the newly-created vacancy with a term expiring at the Company’s 2013 annual stockholders’ meeting (the “2013 Meeting”).

B. At the 2013 Meeting, the Board intends to nominate Designee for election as a member of the Board and to recommend that the stockholders of the Company vote to elect Designee as a director of the Company.

C. The Corvex Group is the beneficial owner, in the aggregate, of 11,541,021 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which includes 575,000 shares held by Quantum Partners LP (the “Quantum Shares”), as an advisee fund of SFM (SFM, together with those investment funds over which SFM has investment management authority, the “SFM Funds”). As used herein, the terms “beneficial owner”, “beneficial ownership” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

D. The Corvex Group supports the election of Designee to the Board.

AGREEMENT

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Board Nomination.

a. The Company agrees to increase the size of the Board from eight to nine members and appoint Designee to the Board effective at 12:01am, Eastern Standard Time on December 19, 2012. Upon his appointment to the Board and while a member of the Board, the Company also agrees to appoint Designee to the Audit Committee of the Board. The Company agrees to include Designee as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2013 Meeting and to use its reasonable efforts to cause the re-election of Designee to the Board at the 2013 Meeting, including without limitation by recommending that the Company’s stockholders vote in favor of Designee and otherwise supporting Designee in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate. The Company shall be relieved of its obligations under this Section 1(a) in the event that the Corvex Group ceases to be at any time following the 30th day after the date hereof, the beneficial owner of Physical Shares of Common Stock equal to at least 3% of the then outstanding shares of Common Stock (the “Minimum Ownership Threshold”). For purposes of this Agreement, “Physical Shares” means, with respect to a person or entity, shares beneficially owned by such person or entity as to which such person or entity directly or indirectly has voting and investment power and which are held either of record by such person or entity (or any fund to which such person or entity provides investment advice) or through a broker, dealer, agent, custodian or other nominee that is the holder of record of such shares. For the avoidance of doubt, the parties hereto agree that (i) “Physical Shares” shall not include shares beneficially owned by such person or entity solely as a result of the operation of Rule 13d-3(d)(1)(i)(A) or (B), and (ii) the fact that shares are held in a margin account or are pledged as collateral pursuant to customary loan documentation shall not result in such shares not being considered Physical Shares unless and until such shares are liquidated pursuant to a margin call or otherwise foreclosed upon by the applicable broker, lender or other third party.

b. Designee covenants and agrees to offer to tender his resignation from the Board within five business days of (a) the Corvex Group and the Corvex Affiliates ceasing to beneficially own Common Stock equal to or in excess of the Minimum Ownership Threshold or (b) a breach in any material manner of Section 2 of this Agreement by a member of the Corvex Group, as reasonably determined by the Company.

c. Designee agrees, during the term of his service as a director of the Company, to keep confidential all Company confidential information consistent with Board practices and applicable policies and to not publicly disclose discussions and matters considered in meetings of the Board or committees thereof. Designee agrees to submit to the Company a fully completed copy of the Company’s standard directors’ and officers’ questionnaire and other reasonable and customary director onboarding documentation required by the Company in connection with the appointment or election of a new director as soon as practicable on or after the date of this Agreement.

2.	Proxy Contests and Other Matters.

From the date hereof and continuing until this Agreement is terminated in accordance with Section 5:

a. None of the Corvex Group or any Affiliate or Associate controlled by the Corvex Group (such controlled Associates and Affiliates, collectively and individually, the “Corvex Affiliates”) or any SFM Fund shall (i) solicit proxies or engage in a proxy contest with respect to the election of directors or any other proposal to be considered, or present any other proposal for consideration, at any meeting of the Company’s stockholders or (ii) encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person to solicit proxies or engage in a proxy contest with respect to the election of directors or any other proposal to be considered, or present any other proposal for consideration, at any meeting of the Company’s stockholders. The Corvex Group will, or will cause the record holder or record holders of all Common Stock or any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for Common Stock or such other securities (collectively, “Voting Securities”), in each case beneficially owned by the Corvex Group and the Corvex Affiliates to, cause all such Voting Securities as to which the Corvex Group and the Corvex Affiliates have the right to vote at the 2013 Meeting, to be present for quorum purposes and to be voted, at the 2013 Meeting or at any adjournments or postponements thereof, in favor of the slate of nominees recommended by the Board (which slate of nominees, for the avoidance of doubt, shall include the Designee) and against any stockholder nominations which are not approved by the Board, and against any proposals that are not approved by the Board. For purposes of this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

b. None of the members of the Corvex Group, any Corvex Affiliate or any SFM Fund shall:

i. solicit proxies or written consents of stockholders with respect to, or from the holders of, any Voting Securities, or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any “solicitation” of any proxy, consent or other authority to vote any Voting Securities with respect to any matter, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, or seek to advise or influence any person or entity in, any solicitation with respect to the Company not approved and recommended by the Board, including without limitation relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;

ii. form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise support or participate in any effort by a third party with respect to the matters set forth in clause (i) above, or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than, in each case, solely with other members of the Corvex Group, other Corvex Affiliates or the SFM Funds with respect to the Voting Securities now or hereafter owned by them or pursuant to this Agreement (provided, that any such Corvex Affiliates agree with the Company in writing to be bound by the terms of this Agreement);

iii. seek to call, or request the call of, a special meeting of the stockholders or holders of any other Voting Securities of the Company, or seek to make, or make, a stockholder proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders or holders of other Voting Securities of the Company, or make a request for a list of the holders of any of the Voting Securities, or seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board, or otherwise acting alone, or in concert with others (other than the Designee acting in his capacity as a director) to seek to control or influence the management, strategies, governance or policies of the Company;

iv. solicit, effect or seek to effect, offer or propose (whether publicly or otherwise, directly or indirectly) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as set forth below, make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates (each, an “Extraordinary Transaction”), or any swap or derivatives transaction or agreement relating to the Company or any of its Affiliates or Associates (including any transactions or agreements referencing the securities, loans or other obligations of the Company or any of its Affiliates or Associates); provided that Corvex Group members, Corvex Affiliates and SFM Funds can engage in any such swap or derivatives transactions or agreements subject to the limitations on beneficial ownership set forth in clause (ix) below;

v. tender or exchange any Voting Securities into any tender or in any exchange offer or vote any securities of the Company in favor of any Extraordinary Transaction; provided, that nothing in this clause (v) shall prevent the Corvex Group or any Corvex Affiliate from tendering or exchanging Voting Securities in, or voting in favor of, any Extraordinary Transaction that has been (and continues to be at the time of such tender, exchange or vote) approved or recommended by the Board, or voting against any Extraordinary Transaction that has not been (and continues to not be at the time of such tender, exchange or vote) approved and recommended by the Board;

vi. except as set forth below, make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including without limitation the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) (x) in support of any solicitation described in clause (iii) above, or (y) negatively commenting upon the Company, including the Company’s corporate strategy, business, corporate activities, Board or management (and including, without limitation, making any statements critical of the Company’s business, strategic direction, capital structure or compensation practices);

vii. except as set forth below, make or disclose any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on, or would require waiver, amendment, nullification or invalidation of, any provision of this Agreement or take any action that could require the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

viii. publicly request that the Company or any of its representatives release any member of the Corvex Group from, amend or waive any provision of this Agreement;

ix. (A) acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, beneficially or otherwise, any Voting Securities or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board, a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the members of the Corvex Group and any Corvex Affiliates on the date of this agreement) if, immediately after such acquisition, the members of the Corvex Group and any Corvex Affiliates, collectively, would, in the aggregate, beneficially own in excess of 15,666,021 shares of Common Stock; provided that, notwithstanding the foregoing, any derivative, hedging or similar arrangement that has the effect of decreasing the voting power or economic interest of the members of the Corvex Group or any Corvex Affiliate in the Company’s Voting Securities shall not be given effect, so that the shares that are the subject of such derivative, hedging or similar arrangement shall be deemed as owned by the members of the Corvex Group or the applicable Corvex Affiliate for purposes of this clause (ix); provided further that the Quantum Shares will not be deemed to be beneficially owned by the Corvex Group or any Corvex Affiliates for purposes of determining if the foregoing limitation is exceeded for as long as the Corvex Group and the Corvex Affiliates continue to beneficially own such Quantum Shares solely by virtue of the rights of the Corvex Group to direct the voting power of such shares pursuant to the Voting Agreement, dated as of October 23, 2012, by and among SFM and Corvex Management LP, as in effect on the date thereof, or (B) acquire, agree or seek to acquire or make any proposal or offer to acquire, or announce any intention to acquire, beneficially or otherwise, any Voting Securities or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board, a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the SFM Funds on the date of this agreement) if, immediately after such acquisition, the SFM Funds, collectively, would, in the aggregate, beneficially own in excess of 875,000 shares of Common Stock; provided that, notwithstanding the foregoing, any derivative, hedging or similar arrangement that has the effect of decreasing the voting power or economic interest of the SFM Funds in the Company’s Voting Securities shall not be given effect, so that the shares that are the subject of such derivative, hedging or similar arrangement shall be deemed as owned by the members of the SFM Funds for purposes of this clause (ix);

x. (A) other than in a brokers transaction pursuant to Rule 144 promulgated under the U.S. Securities Act of 1933, as amended, knowingly sell, transfer or otherwise dispose of any Voting Securities to any Person who or that is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of four percent (4%) or more of the outstanding Voting Securities; or (B) without the prior written consent of the Company (acting through the Board), on any single day, sell, transfer or otherwise dispose of four percent (4%) or more of the outstanding Voting Securities through the public markets; or

xi. enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

Notwithstanding the foregoing, (i) nothing in this Section 2(b) shall be deemed to in any way restrict or limit Designee’s ability to discuss any matter confidentially with the Company, the Board or any of its members or take any action that the Designee reasonably determines is required by applicable law and (ii) the terms and conditions of Section 2(b)(v) and 2(b)(x) shall not apply to any SFM Fund. In the event that the Designee reasonably determines that disclosure of any confidential information is required by applicable law, Designee will promptly notify (except where such notice would be legally prohibited) the Company in writing and provide reasonable cooperation, at the Company’s expense, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions hereof. In no event will the Corvex Group or SFM oppose any action by the Company to obtain a protective order, motion to quash or other relief to prevent the disclosure of any confidential information or to obtain reliable assurance that confidential treatment will be afforded such information. It is understood that there shall be no “legal requirement” requiring the Corvex Group or SFM to disclose any confidential information solely by virtue of the fact that, absent such disclosure, the Corvex Group or SFM would be prohibited from purchasing, selling or engaging in derivative or other transactions with respect to the Common Stock or other securities of the Company.

c. Each member of the Corvex Group shall cause all Voting Securities beneficially owned, directly or indirectly, by it, or by any Corvex Affiliate, as of the record date for any meeting of the Company’s stockholders, to be present for quorum purposes and to be voted, at any meeting of the Company’s stockholders or at any adjournments or postponements thereof, (i) in favor of each director nominated and recommended by the Board for election at any such meeting, (ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting, and (iii) in accordance with the Board’s recommendation with respect to any matter subject to a vote of stockholders other than the election of directors.

d. Notwithstanding Section 2(b)(x), no member of the Corvex Group or any Corvex Affiliate shall sell, convey, assign or otherwise transfer to any SFM Fund the record or beneficial ownership of any Voting Securities of the Company now or hereafter economically owned by the Corvex Group or any Corvex Affiliate, except for the shares of Common Stock constituting the Quantum Shares, unless SFM agrees in writing with the Company to be bound by the terms and conditions of Section 2(b)(v) and 2(b)(x).

3.	Public Announcement and SEC Filing.

The Company shall announce this Agreement and the material terms by means of a press release in the form attached as Exhibit A as soon as practicable on or after the date of this Agreement (the “Press Release”). The Corvex Group shall promptly, but in no case prior to the date of the filing or other public release of the Press Release by the Company, prepare and file an amendment (the “13D Amendment”) to the Corvex Group’s Schedule 13D with respect to the Company filed with the SEC on October 25, 2012, reporting the entry into this agreement and amending applicable items to conform to its obligations hereunder. The 13D Amendment shall be consistent with the Press Release and the terms of this Agreement. The Corvex Group and the Corvex Affiliates shall provide the Company with reasonable opportunity to review and comment upon the 13D Amendment prior to filing, and shall consider in good faith any changes proposed by the Company. Except as otherwise expressly set forth herein, none of the Designee, the members of the Corvex Group or any Corvex Affiliates shall (i) issue a press release in connection with this agreement or the actions contemplated hereby or (ii) otherwise make any public statement, disclosure or announcement with respect to this agreement or the actions contemplated hereby. Neither the Company nor the Corvex Group shall make any public statements (including in any filing with the SEC, any regulatory or governmental agency or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.

4.	Representations and Warranties.

a. The Company hereby represents and warrants that this Agreement and the performance by the Company of its obligations hereunder (i) have been duly authorized, executed and delivered by it, and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (ii) do not require the approval of the stockholders of the Company and (iii) do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any stock exchange rule or regulation, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

b. Each member of the Corvex Group and SFM, with respect to itself only, hereby represents and warrants that this Agreement and the performance by such person of its obligations hereunder (i) have been duly authorized, executed and delivered by it, and are valid and binding obligations of such person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally, (ii) do not require the approval of any owner or holder of any equity interest of such person, as applicable, and (iii) do not and will not violate any law, any order of any court of competent jurisdiction or other agency of the government, the charter or other organizational documents of such person, as applicable, or any provision of any agreement or other instrument to which such person or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such agreement or other instrument. Each member of the Corvex Group and SFM, with respect to itself only, hereby represents and warrants that such person, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement;

c. The Corvex Group hereby represents and warrants that, as of the date hereof, (i) the Corvex Group and the Corvex Affiliates are collectively the “economic owners” of

10,966,021 shares of Common Stock, all held in the form of shares of Common Stock except as disclosed on the Schedule 13D filed with the SEC by the Corvex Group on October 25, 2012 (without giving effect to any subsequent amendments thereto, the “Corvex 13D”) and except that 350,000 shares reported as beneficially owned by the Corvex Group in the Corvex 13D subject to option are, as of the date hereof, held in the form of shares of Common Stock and (ii) such Common Stock and other Voting Securities disclosed on the Corvex 13D constitutes all of the Voting Securities economically owned by the Corvex Group and the Corvex Affiliates. For purposes of this Agreement, the term “economic owners” and “economic ownership” shall have the same meanings as “beneficial owner” and “beneficial ownership” as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to economically own and to be the economic owner of (i) all shares of Common Stock which such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (ii) all shares of Common Stock in which such person has an economic interest, including without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of shares of Common Stock.

d. The Corvex Group represents and warrants that, as of the date of this Agreement, neither the Corvex Group nor any Corvex Affiliate is engaged in any discussions or negotiations or have any agreements or understandings, whether or not legally enforceable, concerning the acquisition of economic ownership of any Common Stock or other Voting Securities, or have any actual knowledge that any other stockholders of the Company have any present or future intention of taking any actions that if taken by the Corvex Group would violate any of the terms of this Agreement. The Corvex Group (excluding actions of Designee in his capacity as a director not otherwise in violation of Section 2) agrees during the term of this Agreement to refrain from taking actions which are intended by the Corvex Group to encourage other stockholders to engage in any such actions referred to in this Section 4(d).

5.	Termination.

This Agreement, including the covenants and agreements contained in Section 2, shall terminate on the later of (i) the date on which Designee is no longer serving on the Board (which shall include the effective date of any resignation from the Board delivered in writing by Designee) and (ii) the date that is seven (7) business days prior to the end of the last day that stockholders of the Company may timely notify the Company of a nomination or proposal to be properly brought before the 2014 annual meeting of the Company’s stockholders pursuant to the Company’s By-Laws, as then in effect (the “Notice Date”); provided, however, that this Agreement, including the covenants and agreements contained in Section 2, shall terminate with respect to SFM and the SFM Funds on the earlier of the Notice Date and December 31, 2013.

6.	Miscellaneous.

a. Code of Conduct.

The Designee acknowledges that he has received a copy of the Company’s Code of Conduct and agrees to provide to the Company such certifications or acknowledgments in respect of the Designee’s compliance with the Company’s Code of Conduct as the Company may from time to time require from each of the other directors serving on the Board.

b. Remedies; Submission to Jurisdiction.

Each party hereto hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, in addition to any other remedy to which they are entitled at law or in equity. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York solely with respect to any dispute between or among the parties hereto that arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action against the other parties relating to this Agreement or the transactions contemplated by this Agreement in any court other than the U.S. District Court for the Southern District of New York or any New York state court located in the borough of Manhattan in the City of New York, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (v) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such parties’ principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING WITHOUT LIMITATION VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. Nothing in this Section 6 shall prevent any of the parties hereto from enforcing its rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers, or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including, without limitation, any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

Notwithstanding anything to the contrary contained herein, the parties agree that (i) SFM shall only have responsibility for SFM and the SFM Funds and shall have no liability with respect to any actions, omissions, rights, responsibilities, agreements, obligations, representations or warranties of any member of the Corvex Group or any Corvex Affiliate and (ii) the Corvex Group shall only have responsibility hereunder for the members of the Corvex Group and Corvex Affiliates and shall have no liability with respect to any actions, omissions, rights, responsibilities, agreements, obligations, representations or warranties of SFM or any SFM Fund.

c. Entire Agreement

This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties.

d. Notices.

All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (ii) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida 33431

Attention: General Counsel

Facsimile: (561) 988-3719

If to the Corvex Group:

Corvex Management LP

712 Fifth Avenue, 23rd Floor

New York, New York 10019

Attention: Keith A. Meister

Facsimile: (212) 474-6715

If to SFM:

Soros Fund Management LLC

888 Seventh Avenue

New York, New York 10106

Facsimile: 646-731-5551

e. Severability.

If at any time subject to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

f. Counterparts.

This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

g. No Third Party Beneficiaries.

This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

h. Interpretation and Construction.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.

The ADT Corporation

By:	/s/ Naren Gursahaney
Name:	Naren Gursahaney
Title:	Chief Executive Officer

Corvex Management LP

By:	/s/ Keith A. Meister
Name:	Keith A. Meister
Title:	Managing Partner

/s/ Keith A. Meister
Keith A. Meister

Soros Fund Management LLC

By:	/s/ Jay Schoenfarber
Name:	Jay Schoenfarber
Title:	Assistant General Counsel

Schedule A

Corvex Management LP

Keith A. Meister